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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ______________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                ______________


                               LOISLAW.COM, INC.
            (Exact name of registrant as specified in its charter)


                  Delaware                                71-0655999
(State of incorporation or organization) (I.R.S. employer identification number)

         105 North 28th Street
          Van Buren, Arkansas                               72956
(Address of principal executive offices)                  (Zip Code)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

           Title of each class         Name of each exchange on which
           to be so registered         each class is to be registered
           -------------------         ------------------------------

                  None                         Not Applicable

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities Act Registration Statement File Number to which this Form Relates:

                                   333-81107
                                   ---------
                                (If Applicable)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                            Common Stock, par value
                                $.001 per share
                               (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

The material in the paragraphs relating to common stock set forth in the section captioned "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-81107), filed with the Securities and Exchange Commission on June 18, 1999, as amended, is incorporated herein by reference.

Item 2. Exhibits.
        --------

        The following exhibits are filed as part of this Registration Statement:

        *1. Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).

        *2. Bylaws of the Company, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).

        *3. Certificate of Designations as filed with the State of Delaware (incorporated herein by reference to Exhibit 3.3 to Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).

        *4. Form of Common Stock Certificate of the Company (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).

        *5. Amended and Restated Registration Rights Agreement dated as of May 25, 1999 by and among Loislaw.com, Inc. and certain stockholders (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).

        *6. Amended and Restated Stockholders' Agreement, dated as of May 25, 1999 by and among Loislaw.com and certain stockholders (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).


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        *  Incorporated by reference as indicated pursuant to Rule 12b-32.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         LOISLAW.COM, INC.



Date:  September 27, 1999                By:  /s/ Kyle D. Parker
                                              ------------------
                                              Name:   Kyle D. Parker,
                                              Title:  Chairman of the Board and
                                                      Chief Executive Officer

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                                 EXHIBIT INDEX


Exhibit
Number
------

*1. Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).

*2. Bylaws of the Company, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).

*3. Certificate of Designations as filed with the State of Delaware (incorporated herein by reference to Exhibit 3.3 to Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).

*4. Form of Common Stock Certificate of the Company (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).

*5. Amended and Restated Registration Rights Agreement dated as of May 25, 1999 by and among Loislaw.com, Inc. and certain stockholders (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).

*6. Amended and Restated Stockholders' Agreement, dated as of May 25, 1999 by and among Loislaw.com and certain stockholders (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, Registration No. 333-81107).


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*    Incorporated by reference as indicated pursuant to Rule 12b-32.

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